Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•
For Further Information:
FOR IMMEDIATE RELEASE May 4, 2017	Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON REPORTS RECORD FIRST QUARTER SALES BUT LOWER NET INCOME

TULSA, OK, May 4, 2017 - AAON, Inc. (NASDAQ-AAON) today announced its operating results for the first quarter ended March 31, 2017.

Net sales in the first quarter gained 0.8% to $86.1 million from $85.4 million in the corresponding period in 2016. Net income declined 11.5% to $10.2 million, or $0.19 per diluted share, as compared with $11.6 million, or $0.22 per diluted share for the same period a year ago, based upon 53.2 million and 53.6 million diluted shares outstanding at March 31, 2017 and 2016, respectively.

Mr. Asbjornson said "The Company had a slow start to the year because of weak order input in the fourth quarter. Toward the final half of the first quarter, the order input rate improved and we ended the quarter with a near record backlog of $68.9 million, up 40.9% from December 31, 2016 and up 14.3% from the same period a year ago. The firm rate of order input has continued into the current quarter."

Increases in manufacturing costs restricted gross profits which declined 2.9% to $25.0 million (29.0% of sales) versus $25.7 million (30.1% of sales). Selling, general and administrative expenses, impacted by unusually higher warranty expenses, non-recurring advertising and promotional costs as well as increased stock compensation expenses, all combined to cause these costs to increase $1.6 million or 18.1% to $10.5 million (12.2% of sales) from $8.9 million (10.4% of sales) during the same period a year ago.

Norman H. Asbjornson, CEO, said, “We implemented selective price increases on March 1st which should begin to impact our sales in the latter half of the year. We are closely monitoring our SG&A expenses and we expect to witness reduction of these expenses throughout the year."

Mr. Asbjornson further added, "Although we continue to restrain our sales effort to ensure initial customer satisfaction, our new Water-Source Heat Pump line production is exhibiting excellent progress."

Mr. Asbjornson concluded, “Our financial condition at March 31, 2017 is strong with a current ratio of 3.6:1 (including cash and short-term investments totaling $41.9 million) and we continue to remain debt free. The combination of increasing sales and moderating SG&A expenses should enable us to once again post record sales and earnings for the current year."

The Company will host a conference call today at 4:15 P.M. Eastern Time to discuss the first quarter results. To participate, call 1-888-241-0551 (code 14715826); or, for rebroadcast, call 1-855-859-2056 (code 14715826).

AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps and coils. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share data)
Net sales	$86,078	$85,422
Cost of sales	61,092	59,691
Gross profit	24,986	25,731
Selling, general and administrative expenses	10,530	8,913
Gain on disposal of assets	(1)	(8)
Income from operations	14,457	16,826
Interest income	60	74
Other income, net	11	117
Income before taxes	14,528	17,017
Income tax provision	4,311	5,466
Net income	$10,217	$11,551
Earnings per share:
Basic	$0.19	$0.22
Diluted	$0.19	$0.22
Cash dividends declared per common share:	$—	$—
Weighted average shares outstanding:
Basic	52,622,539	53,061,058
Diluted	53,190,057	53,593,269

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	March 31, 2017	December 31, 2016
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$31,623	$24,153
Certificates of deposit	3,120	5,512
Investments held to maturity at amortized cost	7,139	14,083
Accounts receivable, net	44,377	43,001
Income tax receivable	3,009	6,239
Note receivable	25	25
Inventories, net	55,988	47,352
Prepaid expenses and other	929	616
Total current assets	146,210	140,981
Property, plant and equipment:
Land	2,233	2,233
Buildings	81,117	78,806
Machinery and equipment	161,024	158,216
Furniture and fixtures	13,315	12,783
Total property, plant and equipment	257,689	252,038
Less: Accumulated depreciation	139,272	137,146
Property, plant and equipment, net	118,417	114,892
Note receivable	656	657
Total assets	$265,283	$256,530

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	9,936	7,102
Accrued liabilities	31,186	31,940
Total current liabilities	41,122	39,042
Deferred revenue	1,546	1,498
Deferred tax liabilities	10,251	9,531
Donations	569	561
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 52,622,539 and 52,651,448 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	210	211
Additional paid-in capital	—	—
Retained earnings	211,585	205,687
Total stockholders' equity	211,795	205,898
Total liabilities and stockholders' equity	$265,283	$256,530

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2017	2016
Operating Activities	(in thousands)
Net income	$10,217	$11,551
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,638	3,171
Amortization of bond premiums	16	83
Provision for losses on accounts receivable, net of adjustments	184	123
Provision for excess and obsolete inventories	60	137
Share-based compensation	1,645	948
Gain on disposition of assets	(1)	(8)
Foreign currency transaction gain	(5)	(48)
Interest income on note receivable	(7)	(7)
Deferred income taxes	720	(1,030)
Changes in assets and liabilities:
Accounts receivable	(1,560)	7,900
Income taxes	3,230	5,989
Inventories	(8,696)	(4,117)
Prepaid expenses and other	(313)	(1,950)
Accounts payable	1,736	(3,129)
Deferred revenue	78	110
Accrued liabilities and donations	(776)	(3,730)
Net cash provided by operating activities	10,166	15,993
Investing Activities
Capital expenditures	(6,071)	(7,332)
Proceeds from sale of property, plant and equipment	7	8
Maturities of certificates of deposits	2,392	1,200
Maturities of investments	6,928	1,700
Proceeds from called investments	—	505
Principal payments from note receivable	13	13
Net cash provided by (used in) investing activities	3,269	(3,906)
Financing Activities
Stock options exercised	898	709
Repurchase of stock	(6,303)	(3,276)
Employee taxes paid by withholding shares	(560)	(180)
Net cash used in financing activities	(5,965)	(2,747)
Net increase in cash and cash equivalents	7,470	9,340
Cash and cash equivalents, beginning of period	24,153	7,908
Cash and cash equivalents, end of period	$31,623	$17,248

Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), an additional non-GAAP financial measure is provided and reconciled in the following table. The Company believes that this non-GAAP financial measure, when considered together with the GAAP financial measures, provides information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance.
EBITDAX
EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations.
The Company defines EBITDAX as net income, plus (1) depreciation, (2) amortization of bond premiums, (3) share-based compensation, (4) interest (income) expense and (5) income tax expense. EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s EBITDAX measure provides additional information which may be used to better understand the Company’s operations. EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company's financial performance. EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.
The following table provides a reconciliation of net income (GAAP) to EBITDAX (non-GAAP) for the periods indicated:

	Three Months Ended March 31,

	2017	2016
	(in thousands)
Net Income, a GAAP measure	$10,217	$11,551
Depreciation	3,638	3,171
Amortization of bond premiums	16	83
Share-based compensation	1,645	948
Interest income	(76)	(157)
Income tax expense	4,311	5,466
EBITDAX, a non-GAAP measure	$19,751	$21,062